 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Wyndham Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38432	82-3356232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ	07054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 753-6000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2022, Wyndham Hotels & Resorts, Inc. (the “Company”) and Michele Allen, the Company’s Chief Financial Officer, entered into an Amended & Restated Employment Agreement. The term of Ms. Allen’s original Employment Agreement, dated December 3, 2019, was scheduled to expire on December 3, 2022. The Amended & Restated Employment Agreement extends Ms. Allen’s term of employment with the Company for a period of approximately three years and six months to May 31, 2026, on substantially the same terms and conditions as set forth in the original Employment Agreement. In addition, the Compensation Committee of the Board of Directors of the Company granted a one-time retention award to Ms. Allen (the “Award”) under the Company’s 2018 Equity and Incentive Plan. The Award was granted in the form of time-based Restricted Stock Units covering 13,170 shares of underlying Common Stock. The Award is scheduled to cliff vest on October 31, 2025, and is otherwise subject to the terms and conditions set forth in the award agreement with respect to the Award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM HOTELS & RESORTS, INC.

Date: November 8, 2022	By:	/s/ Paul F. Cash
Paul F. Cash
General Counsel & Corporate Secretary